CONTACT:	Bruce Zurlnick	Melissa Myron/Rachel Albert
	Senior Vice President and Chief Financial Officer Finlay Enterprises, Inc. (212) 808-2800	Media Contact: Melissa Merrill Financial Dynamics (212) 850-5600

FOR IMMEDIATE RELEASE

FINLAY ENTERPRISES REPORTS THIRD QUARTER AND NINE MONTHS RESULTS

New York, NY, November 16, 2006 — Finlay Enterprises, Inc. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, announced today its financial results for the third quarter and first nine months of fiscal 2006.

Third Quarter Results

The following results for the third quarter exclude from continuing operations the results of all doors that closed in the first half of fiscal 2006 as a result of the Federated and May merger, and have been classified as discontinued operations in accordance with generally accepted accounting principles (GAAP).

Comparable department sales (departments open for the same months during the comparable period) for the third quarter increased 4.0%. Sales from continuing operations for the third quarter ended October 28, 2006 increased 5.5% to $148.3 million compared to $140.6 million in the third quarter of 2005. Carlyle contributed sales of $19.0 million in the current quarter versus $15.9 million last year.

For the thirteen weeks ended October 28, 2006, the Company reported a loss from continuing operations of $8.2 million, or $0.90 per share, compared to a loss of $7.3 million, or $0.82 per share, in the third quarter of fiscal 2005. Approximately $1.3 million increase in LIFO charges in the third quarter this year as compared to the prior period had a $0.09 impact on earnings per share. Loss from operations before depreciation and amortization expenses (EBITDA) for the third quarter totaled $3.2 million, compared to $2.3 million in the prior year period.

As previously reported, total sales for the third quarter were $148.3 million compared to $183.3 million, including discontinued operations, in the third quarter of fiscal 2005, as a result of the store closings in the first half of 2006.

For the thirteen weeks ended October 28, 2006, the Company reported a net loss on a consolidated basis including discontinued operations of $7.9 million, or $0.87 per share, compared to a net loss of $6.9 million, or $0.77 per share in the third quarter of fiscal 2005.

Nine Month Results

The following results for the first nine months of fiscal 2006 also exclude from continuing operations the results of all doors that closed in the first half of 2006 as a result of the Federated and May merger, and have been classified as discontinued operations in accordance with GAAP.

Comparable department sales for the nine months ended October 28, 2006 increased 2.8%. Sales from continuing operations for the nine months ended October 28, 2006 increased 9.1% to $470.4 million compared to $431.0 million in the same period a year ago. Carlyle, which was acquired in May 2005, contributed sales of $56.5 million for the nine month period this year as compared to $29.8 million covering the period from May 15, 2005 through October 29, 2005.

For the thirty-nine weeks ended October 28, 2006, the Company reported a loss from continuing operations of $18.3 million, or $2.04 per share, compared to a loss of $89.7 million, or $9.99 per share, for the thirty-nine weeks ended October 29, 2005. The loss from continuing operations for the thirty-nine weeks ended October 28, 2006 includes pre-tax charges of $1.5 million, or $0.10 per share, associated with central office severance and other closing related costs. The loss from continuing operations for the thirty-nine weeks ended October 29, 2005 includes a pre-tax charge of $77.3 million, or $8.12 per share, for the impairment of goodwill. Excluding these charges, the loss from continuing operations for the thirty-nine weeks ended October 28, 2006 was $17.4 million, or $1.93 per share compared to the prior year's loss from continuing operations of $16.8 million, or $1.87 per share. Approximately $2.1 million increase in LIFO charges for the thirty-nine weeks this year as compared to the prior period had a $0.14 impact on earnings per share. EBITDA for the nine months ended October 28, 2006 totaled $0.2 million, compared to $0.6 million in the prior year period, exclusive of the above charges.

As previously reported, total sales for the thirty-nine weeks ended October 28, 2006 increased 1.3% to $576.4 million compared to $568.7 million in the first nine months of fiscal 2005. Comparable department sales for the thirty-nine weeks ended October 28, 2006, including discontinued stores, increased 11.4%.

For the thirty-nine weeks ended October 28, 2006, the Company reported a net loss, on a consolidated basis including discontinued operations, of $11.8 million, or $1.31 per share, compared to a net loss of $84.5 million, or $9.41 per share, in the comparable period of fiscal 2005. Excluding the aforementioned goodwill charge in fiscal 2005, net loss for the nine months ended October 29, 2005 was $11.6 million, or $1.29 per share. Included in discontinued operations for the thirty-nine weeks ended October 28, 2006 are pre-tax charges of $4.0 million as a result of the Federated and May merger, including $2.1 million associated with severance for field personnel and $1.9 million for accelerated depreciation.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, Inc. commented, ‘‘Although this has been a transition year for our Company, we are pleased with our performance. Specifically, we have generated solid comparable store sales results and have focused on expanding our business. We opened two new Carlyle stores in the third quarter and announced that we entered into a stock purchase agreement to acquire Congress Jewelers. We are excited about the opportunities within the Congress business and anticipate closing the acquisition in the fourth quarter. We will continue to evaluate growth opportunities that will both complement and diversify our business model.’’

‘‘Looking at the balance of the year, we believe we are well positioned for the all-important holiday season and anticipate comparable store sales growth consistent with the first nine months of the year. Our team is focused on achieving a successful fourth quarter in our core business and recent acquisitions.’’

Company Outlook

The Company estimates comparable store sales in the fourth quarter will increase in the range of 3.0% to 4.0% and total sales, on a continuing operations basis, are projected to be between $310 million and $320 million. As such, earnings per diluted share on a continuing operations basis for the fourth quarter are projected to be in the range of $2.10 to $2.20.

This forecast reflects the shift of Belk's full year results from continuing to discontinued operations in the fourth quarter decreasing earnings per diluted share by approximately $0.25 for the fourth quarter and $0.40 for the full year. In addition, it includes the impact of additional LIFO charges of approximately $1.1 million above the Company's most recent LIFO projections. Also, these projections exclude any impact for the potential acquisition of Congress Jewelers announced last week.

The Company anticipates full year diluted earnings per share, on a continuing operations basis, will be between $0.10 and $0.20, excluding central office severance and other closing related costs, on sales projected in the range of $750 million to $760 million. Including discontinued operations, diluted earnings per share are projected between $1.00 and $1.15, on sales projected in the range of $900 million to $920 million.

Additionally, the Company currently anticipates that it will terminate and retire the obligation under its gold consignment agreement at the end of the month. The gold facility permits the Company to consign up to $50 million worth of gold from its gold lender and with the rise in gold prices over the last couple of years, close to the maximum amount has been outstanding. The Company expects to finance the termination through its revolving credit facility. The Company considered many factors when evaluating whether to terminate the gold facility, including the volatility of gold prices in recent years and the Company's belief that it can better manage its gross margins under an asset program working directly with its vendors. In addition, the termination simplifies the Company's capital structure by eliminating an off balance sheet contractual obligation. With the retirement of the obligation, the Company will convert its consignment inventory to asset on its balance sheet and the borrowing base under the Company's revolving credit facility will be increased by approximately $60 million. As a result, the Company will seek to increase the current size of its asset based facility from the current level of $225 million.

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, November 16, 2006 at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website http://www.finlayenterprises.com and will remain available for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States with sales of $990.1 million in fiscal 2005. The number of locations at the end of the third quarter of fiscal 2006 totaled 819, including 34 Carlyle specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.

- financial tables follow -

FINLAY ENTERPRISES, INC.
Consolidated Statements of Operations and other information
(in thousands, except share and per share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 28, 2006		October 29, 2005		October 28, 2006		October 29, 2005
Sales	$148,271	100.0%	$140,575	100.0%	$470,413	100.0%	$431,030	100.0%
Cost of sales	78,828	53.2	71,690	51.0	245,103	52.1	217,537	50.5
Gross margin	69,443	46.8	68,885	49.0	225,310	47.9	213,493	49.5
Selling, general and administrative expenses	72,688	49.0	71,149	50.6	226,662	48.2	214,133	49.7
Depreciation and amortization	4,110	2.8	3,979	2.8	11,887	2.5	11,178	2.6
Impairment of goodwill	—	—	—	—	—	—	77,288	17.9
Loss from operations (2)	(7,355)	(5.0)	(6,243)	(4.4)	(13,239)	(2.8)	(89,106)	(20.7)
Interest expense, net	6,131	4.1	6,042	4.4	17,079	3.6	16,392	3.8
Other expense	—	—	79	—	—	—	79	—
Loss from continuing operations before income taxes	(13,486)	(9.1)	(12,364)	(8.8)	(30,318)	(6.4)	(105,577)	(24.5)
Benefit for income taxes	(5,327)	(3.6)	(5,038)	(3.6)	(11,976)	(2.5)	(15,896)	(3.7)
Loss from continuing operations	(8,159)	(5.5)	(7,326)	(5.2)	(18,342)	(3.9)	(89,681)	(20.8)
Discontinued operations, net of tax (2)	253	0.2	452	0.3	6,573	1.4	5,200	1.2
Net loss	$(7,906)	(5.3)%	$(6,874)	(4.9)%	$(11,769)	(2.5)%	$(84,481)	(19.6)%
Loss from continuing operations per share applicable to common shares:
– Basic net loss per share	$(0.90)		$(0.82)		$(2.04)		$(9.99)
– Diluted net loss per share	$(0.90)		$(0.82)		$(2.04)		$(9.99)
Discontinued operations:
– Basic net income per share	$0.03		$0.05		$0.73		$0.58
– Diluted net income per share	$0.03		$0.05		$0.73		$0.58
Net loss per share applicable to common shares:
– Basic net income (loss) per share	$(0.87)		$(0.77)		$(1.31)		$(9.41)
– Diluted net income (loss) per share	$(0.87)		$(0.77)		$(1.31)		$(9.41)
Weighted average share and share equivalents Outstanding:
– Basic	9,027,462		8,981,710		9,009,508		8,980,258
– Diluted	9,027,462		8,981,710		9,009,508		8,980,258
Other information: EBITDA (1)	$(3,245)		$(2,264)		$(1,352)		$(77,928)
EBITDA – Adjusted (3)	$(3,245)		$(2,264)		$177		$640
Reconciliation of EBITDA:
Loss from operations	$(7,355)		$(6,243)		$(13,239)		$(89,106)
Add: Depreciation and amortization	4,110		3,979		11,887		11,178
EBITDA	$(3,245)		$(2,264)		$(1,352)		$(77,928)

(1)	EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

(2)	Included in continuing operations for the thirty-nine weeks ended October 28, 2006 are pre-tax charges totaling $1.5 million or $0.10 per share, associated with central office severance and other closing related costs in conjunction with the Federated store closings. Included in discontinued operations for the thirty-nine weeks ended October 28, 2006 are pre-tax charges totaling $4.0 million associated with severance for field personnel and accelerated depreciation.

(3)	EBITDA – Adjusted for the thirty-nine weeks ended October 28, 2006 excludes pre-tax charges totaling $1.5 million for central office severance and other closing related costs, and for the thirty-nine weeks ended October 29, 2005 excludes a pre-tax charge of $77.3 million for the impairment of goodwill.

FINLAY ENTERPRISES, INC.
Reconciliation of GAAP & Adjusted loss and loss per share:
(in thousands, except share and per share data)

	Thirty-Nine Weeks Ended
	October 28, 2006	October 29, 2005
Continuing:
Loss from continuing operations	$(18,342)	$(89,681)
Adjustments, net of tax:
Severance and other closing related costs	925	—
Impairment of goodwill	—	72,900
Adjusted loss from continuing operations	$(17,417)	$(16,781)
Adjusted net loss per share	$(1.93)	$(1.87)

	Thirty-Nine Weeks Ended
	October 28, 2006	October 29, 2005
Consolidated:
Net loss	$(11,769)	$(84,481)
Impairment of goodwill	—	72,900
Adjusted net loss	$(11,769)	$(11,581)
Adjusted net loss per share	$(1.31)	$(1.29)

FINLAY ENTERPRISES, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	October 28, 2006	October 29, 2005
Assets
Cash	$2,709	$2,540
Accounts receivable	31,029	53,169
Inventory	363,769	377,240
Other current assets	55,563	53,270
Total current assets	453,070	486,219

Fixed assets, net	54,907	62,822
Other assets	11,665	15,692
Total assets	$519,642	$564,733
Liabilities and Stockholders' Equity
Short-term borrowings	$67,838	$133,123
Accounts payable	70,770	68,199
Other current liabilities	65,550	64,460
Total current liabilities	204,158	265,782
Long-term debt	200,000	200,000
Deferred income taxes and other non-current liabilities	9,485	12,155
Total liabilities	413,643	477,937
Total stockholders' equity	105,999	86,796
Total liabilities and stockholders' equity	$519,642	$564,733

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